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                                  EXHIBIT INDEX


Exhibit No.                                                                 Page
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2.1      Agreement and Plan of Merger, dated as of February 9, 1996, as amended on July 18, 1996, among Star Multi Care Services, Inc., a New York corporation, AHI Acquisition Corp., a Delaware corporation, and AMSERV HEALTHCARE INC., a Delaware corporation (incorporated by reference to Appendix A to Definitive Proxy Materials on Schedule 14A filed by AMSERV on July 23, 1996).


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